                                                                  Exhibit 99.1


                                 [iVillage LOGO]


FOR IMMEDIATE RELEASE


      iVillage Increases Q4 Pro Forma EBITDA Profitability To $0.7 Million

                   - Represents Nearly 80% Sequential Growth -

 - Company Reports Fourth Quarter 2001 and Fiscal Year 2001 Financial Results -


NEW YORK - February 12, 2002 - iVillage Inc. (Nasdaq: IVIL), a leading women's media company and the number one source for women's information online, today announced financial results for the fourth quarter and the fiscal year ended December 31, 2001. The results reported in this press release and pro forma financial tables exclude one-time and restructuring charges, and certain non-cash expenses(1).

For the fourth quarter 2001, iVillage reported Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of $0.7 million (pro forma), excluding $2.0 million in restructuring charges and $1.7 million non-cash expenses. This is a nearly 80% increase from the third quarter EBITDA of $0.4 million (pro forma). In the fourth quarter of 2000, iVillage reported an EBITDA loss of $20.7 million (pro forma). Including restructuring charges and non-cash expenses, fourth quarter 2001 EBITDA loss was $3.0 million.

"In 2001, while we continued to operate against a challenging economic backdrop, we removed more than $100 million from our cost base, delivered two consecutive quarters of pro forma EBITDA profits and grew our user metrics," said Doug McCormick, iVillage Chairman and CEO. "By aggressively improving our cost structure and adopting an income based budgeting model, iVillage is in a strong position to continue to grow despite external conditions of the industry. Our achievements this quarter, and for all of 2001, speak volumes for the commitment of every iVillage employee. Going forward, we will build on our successes to date and leverage our operating model to continue diversifying our revenues and growing EBITDA profits."

Revenues for the fourth quarter 2001 were $18.0 million compared to revenues of $26.8 million from continuing operations (pro forma) for the fourth quarter of 2000. Net loss for the fourth quarter of 2001 was $9.8 million, or ($0.18) per share, compared to a net loss from continuing operations of $73.1 million (pro forma), or ($1.34) per share, for the same period a year ago.

iVillage reported revenues of $70.2 million (pro forma) for fiscal year 2001 compared to revenues from continuing operations of $120.0 million (pro forma) in fiscal year 2000. For 2001, iVillage reported an EBITDA loss of $31.9 million (pro forma) compared to an EBITDA loss of $83.2 million (pro forma) in 2000, a 62% improvement. Fiscal Year 2001 EBITDA loss was $44.0 million, including one-time and restructuring charges and non-cash expenses. Net loss for fiscal year 2001 was $73.3 million (pro forma), or ($1.35) per share, compared to net loss from continuing operations of $312.4 million (pro forma), or ($5.73) per share, in fiscal year 2000.

At the end of the fourth quarter 2001, iVillage had $38.3 million in cash, cash equivalents and restricted cash on its balance sheet compared to $43.7 million at the end of the third quarter 2001. The Company continues to carry no debt.

                               COMPANY HIGHLIGHTS

                                  Acquisitions
Women.com
In June 2001, iVillage acquired Women.com, creating the world's largest women's destination online. The combination of the two companies placed iVillage among the largest 25 digital media/Web properties worldwide. As part of the agreement, Hearst Communications, Inc., a unit of The Hearst Corporation, invested nearly $20 million in iVillage and committed to purchase production and advertising services in a range of approximately $15 - $21 million over a three-year period.

Business Women's Network
In July 2001, iVillage acquired control of Public Affairs Group, Inc., operator of Business Women's Network (BWN). BWN connects over 5,000 national and international women's businesses, professional organizations, and Web sites that represent approximately 39 million executive and entrepreneurial women across the United States and in many countries. The acquisition enhances the iVillage offering to professional women, adds a business-to-business component, expands sales opportunities and consolidates iVillage's position as the premier resource for companies marketing to women.

Promotions.com
iVillage announced today that it has agreed to acquire Promotions.com, Inc. (OTC: PRMO.OB) through an exchange offer and merger transaction. Under the terms of the agreement, Promotions.com shareholders will receive a combination of iVillage common shares and cash. iVillage expects this transaction to close during the first quarter of 2002. Promotions.com helps companies develop and implement integrated online and offline marketing strategies for acquiring and retaining customers. Promotions.com has implemented programs for companies including AOL Time Warner, Citibank, Kraft Foods, Inc., and NBC.

                           Diversified Revenue Streams

Subscription Services
During the year iVillage added several new sources of subscription revenue. These included customized astrology reports, a personalized daily horoscope business and a special I.Q. test. iVillage has seen great traction selling in aggregate more than 175,000 of these products and services in 2001.

In addition, iVillage recently launched its first subscription based online course. "Awaken Your Sexual Self: Six Weeks to Increase Your Sex Drive," is a first-of-its-kind subscription course and will be taught by Dr. Patti Britton, a well-known sex educator with a Ph.D. in human sexuality. The course, which costs $34.95 is being offered exclusively on iVillage in six sequential weekly lessons beginning February 22nd.

McCormick added, "There has been incredible traction in this pilot course with more than 1,600 sign-ups to date. We have built an asset in this program that we can continue to roll out in the future."

iVillage Parenting Network
The iVillage Parenting Network was formed this year as an umbrella organization for the parenting divisions of iVillage including: The Newborn Channel, Lamaze Publishing and the iVillage parenting sites (Lamaze.com, ParentsPlace.com, and ParentSoup.com). The iVillage Parenting Network is a leading source of information for parents and reaches more than 90% of all families with newborns.

During 2001, The Newborn Channel continued to expand its programming lineup by introducing a new show, "Begin With Love," which is produced by CIVITAS and hosted by Oprah Winfrey. The show aims to provide parents with information and advice on the first three months of their newborn's life. The Newborn Channel is a satellite television network in more than 1,100 hospitals nationwide.

iVillage Solutions
iVillage officially launched iVillage Solutions (www.ivillagesolutions.com), an important business unit devoted to providing a broad array of consulting services to sites on the Internet. iVillage Solutions partners with companies seeking to begin, improve or cost-justify their Web initiatives. The range of iVillage Solutions offerings and expertise include Web site design, development and hosting; Web site traffic reporting and analysis; content publishing; Web community building; project management and e-marketing initiatives. Current clients to whom iVillage Solutions services are provided include The Hearst Corporation, Tesco UK, and Unilever.

Hearst Web Sites
Building out the iVillage Solutions business, The Hearst Corporation has recently awarded to iVillage a multi-million dollar, multi-year contract for the production and certain hosting rights of two additional magazine sites, Harper's Bazaar and Esquire, in addition to The Hearst Corporation Corporate Web site.

McCormick stated, "We are extremely pleased to further our working relationship with Hearst and to have the opportunity to work on such creative titles. This, along with the iVillage `magazine rack' of 8 other Hearst titles, is a strong indication of The Hearst Corporation's satisfaction with the quality of work we produce."

                                     Metrics

iVillage's key metrics continued to improve in December 2001 as a result of increased traffic and overall growth:

o iVillage ranks 19th in reaching women 18+ out of all Web sites on the Internet.

o    #1 women's community site and the #5 community site overall on the Web.

o iVillage ranks 25th out of Jupiter Media Metrix's top 50 Web and Digital Media properties. With more than 11.5 million unique visitors, iVillage reaches 10.8% of the online population(2).

o Traffic to iVillage grew to 343.4 million average monthly pageviews during the fourth quarter 2001, an increase of 60% when compared to 214.3 million average monthly pageviews for the same period in 2000.

o According to Jupiter Media Metrix, visitors spend an average of approximately 27.7 minutes on the site and returned an average of 2.3 times per month.

o Membership to iVillage grew to 9.8 million, an increase of nearly 69% over membership of 5.8 million for the same period a year ago.

o Substance.com, iVillage and Unilever's joint online beauty venture, continues to be #1 beauty content destination online.

                              Advertisers/Sponsors

New Sponsors
In a challenging year, major corporations continued to see the value of advertising with iVillage. During the fourth quarter, iVillage signed on more than 30 new advertisers and 15 new brands, including Cingular Wireless, HealthSouth, ING, New Line Cinemas and Pfizer.

New Advertising Tools
iVillage continues to offer sponsors new and innovative ways of partnering with iVillage. iVillage began running what it has coined NTVQ (Near Television Quality) ads across the network bringing streaming video commercials to iVillage visitors.

iVillage also launched its InterquizzalTM service offering, providing quiz sponsors with an additional way to extend their brand and reach their target audience. While results are being calculated for the online quizzes, a large pop-up window with a sponsor's message/advertisement is displayed on screen. The window closes automatically when the quiz results are finalized. The Interquizzal sponsorship system is now available to run on all iVillage quizzes and other interactive applications.

These new ad formats heighten the selling power of iVillage.

Research
Throughout the year, iVillage demonstrated to its partners the effectiveness of advertising on the iVillage Network. Working with Dynamic Logic, an independent research firm, iVillage was able to prove that advertising on iVillage works 5 times better than on the rest of the Internet. In cooperation with nearly 25 of its top advertisers, iVillage generated research that concluded that advertising on the iVillage Network, when iVillage assisted with creative, resulted in a 15% purchase intent, whereas the overall online average is 3% purchase intent.

                               Awards/Recognitions
Forbes Best of Web
iVillage received the Forbes Best of Web award in the Health/Coping with Trauma category. The award recognized iVillage's "Coping with Tragedy Center," which includes helpful articles, videos and online member chats on topics like post-traumatic stress disorder.

Yahoo! Internet Life
Yahoo! Internet Life, the nation's leading consumer lifestyle magazine covering the Internet, named iVillage The Best Women's community on the Web. This was the third year in a row that iVillage had received this honor from Yahoo! Internet Life.

Gracie Allen Award
For the second consecutive year, iVillage received the Gracie Allen Award in the New Media Web Site category for displaying "superior quality and stellar portrayal of the changing roles and concerns of women." The Gracie Allen Awards recognize exemplary programming created by women, for women, about women, as well as outstanding individual achievements in radio, television, cable, and new media.

The Computerworld Honors' Collection
iVillage was inducted into The Computerworld Honors' Collection acknowledging "those who use information technology to benefit society." iVillage received this distinction for iVillage's "The Women's Cancer Center" and community, which provide a convenient, free and accessible space online where breast cancer survivors share experiences, exchange information and offer support to other women.

NYC AWRT Golden Apple
The New York City Chapter of American Women in Radio & Television honored iVillage Chairman and CEO Doug McCormick with its prestigious Golden Apple Award. The award was given to Mr. McCormick for his support of women in television and new media.

Crain's New York Tech 100
iVillage Chairman and CEO Douglas McCormick was ranked one of the Crain's New York Business Tech 100. The highly regarded list compiles the 100 most important technology leaders in the New York area, from various areas of technology including biotechnology, education, finance, consulting, new media and other Internet-related businesses.

                   Management and Board Additions / Promotions

Vanessa Benfield joined iVillage as Senior Vice President, Sales, bringing with her over 12 years experience in the ad agency, cable, broadcast, online, music and entertainment areas. Ms. Benfield oversees the activities of the iVillage sales team as well as helps drive new partnerships and advertising revenue opportunities for iVillage

During the year, iVillage made several additions to strengthen its Board of Directors. These include James M. Asher, Cathleen P. Black, Edward T. Reilly and Al Sikes. Mr. Asher is currently Senior Vice President and Chief Legal and Development Officer of The Hearst Corporation. Ms. Black is President of Hearst Magazines and Senior Vice President of The Hearst Corporation. Mr. Reilly is the President and CEO of the American Management Association and Chairman of the Ad Council. Mr. Sikes is a former Chairman of the Federal Communications Commission
(FCC) and a consultant to The Hearst Corporation.

During the year iVillage promoted a number of key executives including Rich Caccappolo to Senior Vice President, iVillage Solutions; Kellie Gould to Senior Vice President, Programming; Gregg Zegras to Senior Vice President and General Manager, iVillage Parenting Network; and Matt Jaeger to Vice President and Chief Technology Officer.

                                Business Outlook

iVillage continues to focus on profitability targets with an expected EBITDA excluding non-cash charges for Fiscal Year 2002 in the $5 -10 million range. For the full year 2002, iVillage expects 10% growth in revenue as compared to fiscal year 2001 revenue.

During 2002, iVillage will look to continue to build out its subscription based revenue sources. These include online courses, astrological charts and pay-per-use tools (such as the IQ test), all of which have been well received by iVillage visitors. Building off the success of The Newborn Channel, the Company is targeting the launch of a new health and wellness channel during the fourth quarter 2002. In addition, iVillage is exploring additional licensing opportunities for its content during the year.

The Company reserves the right to update its financial outlook at any time for any reason.

                                 Conference Call

iVillage will hold a conference call to discuss its fourth quarter and year end 2001 financial results today at 11:00 AM (EST). The conference call will be broadcast live on the Internet and will be available on the Investor Relations section of iVillage's Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com. A replay of the conference call will be available on iVillage's Investor Relations Web site from 1:00 PM (EST) Tuesday, February 12, 2002 until 1:00 PM (EST) Tuesday, February 19, 2002.

About iVillage Inc.
iVillage Inc. is a leading women's media company and the number one source for women's information online. iVillage includes iVillage.com, Women.com, Business Women's Network, Lamaze Publishing, The Newborn Channel, iVillage Solutions and Astrology.com. iVillage.com is a leading online women's destination providing practical solutions and everyday support for women 18 and over. Lamaze Publishing produces advertising-supported educational materials for expectant and new parents. The Newborn Channel is a satellite television network in over 1,100 hospitals nationwide.

iVillage.com is organized into branded communities across multiple topics of high importance to women and offers interactive services, peer support, content and online access to experts and tailored shopping opportunities. Content areas include Astrology, Babies, Beauty, Diet & Fitness, Entertainment, Food, Health, Home & Garden, Lamaze, Money, Parenting, Pets, Pregnancy, Relationships, Shopping, and Work.

Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition, particularly in the section entitled "Business Outlook". The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners, and (vi) the impact of pending litigation on iVillage's business and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

In connection with their proposed merger, iVillage and Promotions.com will file a Registration Statement with the Securities and Exchange Commission, and a preliminary prospectus will be included in that Registration Statement. Other materials relating to the offer and merger also will be filed with the Securities and Exchange Commission, including a Schedule TO, final prospectus and Promotions.com's related solicitation/recommendation statement. INVESTORS ARE URGED TO READ THE PRELIMINARY PROSPECTUS, REGISTRATION STATEMENT, SCHEDULE TO, SOLICITATION/RECOMMENDATION STATEMENT AND OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Materials filed with the SEC will be available electronically, without charge, at an Internet site maintained by the SEC. The address of that site is http://www.sec.gov. In addition, the offering and merger documents filed with the SEC by iVillage and Promotions.com will be mailed to Promotions.com stockholders and may be obtained without charge upon request to iVillage, attention Carl Fischer, Vice President, Corporate Communications, 212.600.6502.


                                      # # #


CONTACTS:
Media:                                      Analysts and Investors:
iVillage                                    The Abernathy MacGregor Group
Carl Fischer                                Carina Thate
212.600.6502                                212.371.5999
cfischer@mail.ivillage.com                  cct@abmac.com

--------
(1) Pro forma events for the periods presented relate to: acquisition-related charges; non-cash charges related to iVillage's agreements with Hearst; restructuring charges; impairment of goodwill; writedown of investments; and option/warrant issuance expenses. Fiscal year 2000 results reported are based on continuing operations. Results prior to the third quarter 2001 are presented on a pro forma basis as if the June 2001 acquisition of Women.com had occurred on January 1, 2000. You should review the attached GAAP and pro forma financial statements for a more complete understanding of the effect of these pro forma events on iVillage's financial results. iVillage's management believes that the pro forma financial results complement the GAAP financial results to provide a more comprehensive view of iVillage's business, operations and financial condition.
(2) Jupiter Media Metrix custom report, December 2001.

                          iVillage Inc. and Subsidiaries
            Pro Forma Condensed Consolidated Statements of Operations
                     (in thousands, except per share amounts)
                                   (Unaudited)

                                                                                  Three months ended            Year ended
                                                                                     December 31,               December 31,
                                                                                  2001         2000          2001         2000
                                                                                ---------    ---------    ---------    ---------
                                                                                             (Pro Forma) (Pro Forma)  (Pro Forma)
Revenues                                                                        $  17,953    $  26,827    $  70,239    $ 119,999

Operating expenses:
Editorial, product development and technology                                       7,040       18,903       44,554       75,048
Sales and marketing                                                                 6,669       23,393       38,855       94,106
Sales and marketing - NBC/Hearst expenses                                               -            -        1,642        4,830
General and administrative                                                          3,589        5,275       17,073       29,189
Depreciation and amortization                                                       6,998       15,698       31,351       82,809
                                                                                ---------    ---------    ---------    ---------

      Total operating expenses                                                     24,296       63,269      133,475      285,982
                                                                                ---------    ---------    ---------    ---------

      Pro forma loss from operations                                               (6,343)     (36,442)     (63,236)    (165,983)

Interest income, net                                                                  244        1,712        2,800        8,811
Other income/(expense), net                                                            17           72         (938)         595
Gain on sale of assets                                                                  -            -          385            -
Loss from unconsolidated joint venture                                                  -         (307)        (127)        (422)
                                                                                ---------    ---------    ---------    ---------

Pro forma net loss before minority interest                                        (6,082)     (34,965)     (61,116)    (156,998)

Minority interest                                                                     (50)           -            7            -
                                                                                ---------    ---------    ---------    ---------

Pro forma net loss from continuing operations                                      (6,132)     (34,965)     (61,109)    (156,998)
                                                                                =========    =========    =========    =========

Pro forma basic and diluted net loss per share from continuing operations       $   (0.11)   $   (0.64)    $ (1.13)    $   (2.88)
                                                                                =========    =========    =========    =========

Pro forma weighted average shares of common stock outstanding used in
computing basic and diluted net loss per share from continuing operations          53,355       54,551       54,242       54,527
                                                                                =========    =========    =========    =========

Other supplemental information:
Pro forma EBITDA/(EBITDA Loss)                                                  $     655    $ (20,744)   $ (31,885)   $ (83,174)
                                                                                =========    =========    =========    =========
Pro forma EBITDA/(EBITDA Loss), excluding NBC/Hearst expenses                   $     655    $ (20,744)   $ (30,243)   $ (78,344)
                                                                                =========    =========    =========    =========

The Pro Forma Condensed Consolidated Statements of Operations include
  Women.com actuals

Pro Forma results include the effect of amortization expense from the $28.8 million of goodwill recognized relating to the Women.com acquisition, as if the acquisition was completed on January 1, 2000

Pro Forma results exclude the effects of the following non-cash and one-time charges:
     Expense recognized in connection with the issuance of warrants and
         stock options                                                          $     663    $     285    $   3,423    $   2,484
      Restructuring charges                                                     $   2,013    $     418    $   6,296    $     418
      Non-cash print advertising costs                                          $     956    $       -    $   1,765    $       -
      Writedown of investments                                                  $       -    $     517    $     104    $  17,496
      Acquisition-related costs                                                 $       -    $       -    $     650    $       -
      Impairment of goodwill                                                    $       -    $  36,933    $       -    $ 134,989


                         iVillage Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                                                                       Three months ended
                                                            ------------------------------------------------------------------------
                                                             December 31,
                                                               2001                           December 31, 2000
                                                            ------------- ----------------------------------------------------------
                                                            iVillage Inc. iVillage Inc.
                                                                and            and          Women.com      Goodwill
                                                            Subsidiaries   Subsidiaries   Networks, Inc. Amortization(1)    Total
                                                              ---------      ---------      ---------      ---------      ---------
Revenues                                                      $  17,953      $  18,665      $   8,16$              -      $  26,827

Operating expenses:
Editorial, product development and technology                     7,040          8,745          9,973              -         18,718
Sales and marketing                                               6,669         10,810         12,428              -         23,238
Sales and marketing - NBC/Hearst expenses                         1,596            640              -              -            640
General and administrative                                        3,612          4,674            586              -          5,260
Restructuring charge                                              2,013              -            418              -            418
Depreciation and amortization                                     6,998          4,155          8,767          2,776         15,698
Impairment of goodwill                                                -              -         36,933              -         36,933
                                                              ---------      ---------      ---------      ---------      ---------

      Total operating expenses                                   27,928         29,024         69,105          2,776        100,905
                                                              ---------      ---------      ---------      ---------      ---------

      Loss from operations                                       (9,975)       (10,359)       (60,943)        (2,776)       (74,078)

Interest income, net                                                244          1,066            646              -          1,712
Other income, net                                                    17             72              -              -             72
Writedown of investments                                              -           (317)          (200)             -           (517)
Loss from unconsolidated joint venture                                -           (307)             -              -           (307)
                                                              ---------      ---------      ---------      ---------      ---------

Net loss before minority interest                                (9,714)        (9,845)       (60,497)        (2,776)       (73,118)

Minority interest                                                   (50)             -              -              -              -
                                                              ---------      ---------      ---------      ---------      ---------

Net loss from continuing operations                              (9,764)        (9,845)       (60,497)        (2,776)       (73,118)

Discontinued operations                                               -           (195)             -              -           (195)
                                                              ---------      ---------      ---------      ---------      ---------

Net loss attributable to common stockholders                  $  (9,764)     $ (10,040)     $ (60,497)     $  (2,776)     $ (73,313)
                                                              =========      =========      =========      =========      =========

Basic and diluted net loss per share from
  continuing operations                                       $   (0.18)                                                  $   (1.34)
                                                              =========                                                   =========

Basic and diluted net loss per share                          $   (0.18)                                                  $   (1.34)
                                                              =========                                                   =========

Weighted average shares of common stock outstanding
used in computing basic and diluted net loss per share           53,355                                                      54,551
                                                              =========                                                   =========

Other supplemental information:
      EBITDA loss                                             $  (2,977)     $  (6,204)     $ (15,243)     $       -      $ (21,447)
                                                              =========      =========      =========      =========      =========
      EBITDA loss, excluding NBC/Hearst expenses              $  (1,381)     $  (5,564)     $ (15,243)     $       -      $ (20,807)
                                                              =========      =========      =========      =========      =========

(1) Includes the effect of amortization expense from the $28.8 million of goodwill recognized relating to the Women.com Networks, Inc. acquisition, as if the acquisition was completed on January 1, 2000
                         iVillage Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                                                   Year ended December 31, 2001
                                                       --------------------------------------------------
                                                       iVillage Inc.  Women.com    Goodwill
                                                            and       Networks,  Amortization
                                                       Subsidiaries    Inc. (1)      (2)          Total
                                                       ------------  ----------  ------------   ---------
Revenues                                                 $  60,041    $  10,198    $       -    $  70,239

Operating expenses:
Editorial, product development and technology               32,232       12,699            -       44,931
Sales and marketing                                         29,092       10,593            -       39,685
Sales and marketing - NBC/Hearst expenses                    5,967            -            -        5,967
General and administrative                                  13,793        3,585            -       17,378
Restructuring charge                                         6,296            -            -        6,296
Depreciation and amortization                               23,529        2,732        5,090       31,351
                                                         ---------    ---------    ---------    ---------

Total operating expenses                                   110,909       29,609        5,090      145,608
                                                         ---------    ---------    ---------    ---------

Loss from operations                                       (50,868)     (19,411)      (5,090)     (75,369)

Interest income, net                                         2,285          515            -        2,800
Other expense, net                                             (43)        (895)           -         (938)
Writedown of investments                                      (104)           -            -         (104)
Gain on sale of assets                                         385            -            -          385
Loss from unconsolidated joint venture                        (127)           -            -         (127)
                                                         ---------    ---------    ---------    ---------

Net loss before minority interest                          (48,472)     (19,791)      (5,090)     (73,353)

Minority interest                                                7            -            -            7
                                                         ---------    ---------    ---------    ---------

Net loss attributable to common stockholders             $ (48,465)   $ (19,791)   $  (5,090)   $ (73,346)
                                                         =========    =========    =========    =========

Basic and diluted net loss per share                                                            $   (1.35)
                                                                                                =========

Weighted average shares of common stock outstanding
used in computing basic and diluted net loss per share                                             54,242
                                                                                                =========

Other supplemental information:
EBITDA loss                                              $ (27,339)   $ (16,679)   $       -    $ (44,018)
                                                         =========    =========    =========    =========
EBITDA loss, excluding NBC/Hearst expenses               $ (21,372)   $ (16,679)   $       -    $ (38,051)
                                                         =========    =========    =========    =========

(1) Includes the operating results of Women.com Networks, Inc. through June 18, 200, the date of acquisition. and the effect of amortization

(2) Includes the effect of amortization expense from the $28.8 million of goodwill recognized relating to the Women.com Networks, Inc. acquisition, as if the acquisition was completed on January 1, 2000.

                         iVillage Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                                                                 Year ended December 31, 2000
                                                                  ---------------------------------------------------------
                                                                  iVillage Inc.
                                                                      and        Women.com       Goodwill
                                                                  Subsidiaries  Networks, Inc.  Amortization(1)    Total
                                                                    ---------      ---------      ---------      ---------
Revenues                                                            $  76,352      $  43,647    $         -      $ 119,999

Operating expenses:
Editorial, product development and technology                          35,327         39,566              -         74,893
Sales and marketing                                                    46,711         47,056              -         93,767
Sales and marketing - NBC expenses                                      7,387              -              -          7,387
General and administrative                                             22,634          6,976              -         29,610
Restructuring charge                                                        -            418              -            418
Depreciation and amortization                                          37,681         34,024         11,104         82,809
Impairment of goodwill                                                 98,056         36,933              -        134,989
                                                                    ---------      ---------      ---------      ---------

      Total operating expenses                                        247,796        164,973         11,104        423,873
                                                                    ---------      ---------      ---------      ---------

      Loss from operations                                           (171,444)      (121,326)       (11,104)      (303,874)

Interest income, net                                                    5,261          3,551              -          8,812
Other income, net                                                         595              -              -            595
Writedown of investments                                              (13,496)        (4,000)             -        (17,496)
Loss from unconsolidated joint venture                                   (422)             -              -           (422)
                                                                    ---------      ---------      ---------      ---------

Net loss from continuing operations                                  (179,506)      (121,775)       (11,104)      (312,385)

Discontinued operations                                               (11,922)          (717)             -        (12,639)
                                                                    ---------      ---------      ---------      ---------

Net loss attributable to common stockholders                        $(191,428)     $(122,492)     $ (11,104)     $(325,024)
                                                                    =========      =========      =========      =========

Basic and diluted net loss per share from continuing operations                                                  $   (5.73)
                                                                                                                 =========

Basic and diluted net loss per share                                                                             $   (5.96)
                                                                                                                 =========

Weighted average shares of common stock outstanding
used in computing basic and diluted net loss per share                                                              54,527
                                                                                                                 =========

Other supplemental information:
      EBITDA loss                                                   $ (35,707)     $ (50,369)   $         -      $ (86,076)
                                                                    =========      =========      =========      =========
      EBITDA loss, excluding NBC/Hearst expenses                    $ (28,320)     $ (50,369)   $         -      $ (78,689)
                                                                    =========      =========      =========      =========

(1) Includes the effect of amortization expense from the $28.8 million of goodwill recognized relating to the Women.com Networks, Inc. acquisition, as if the acquisition was completed on January 1, 2000
iVillage Inc. and Women.com
Pro Forma Income Statement ($ in Million except for per share amounts)
(Unaudited)

                                                                    Mar-00         Jun-00        Sep-00      Dec-00         FY 00

 Revenue                                                          $ 32.469       $ 31.667      $ 29.036    $ 26.827     $ 119.999
Growth q-q                                                                            -2%           -8%         -8%
Growth Y/y


Editorial, product development & technology                         17.393         18.624        20.158      18.718        74.893
  % of Revenues                                                        54%            59%           69%         70%           62%
Sales and marketing                                                 27.239         24.510        25.527      23.878       101.154
  % of Revenues                                                        84%            77%           88%         89%           84%
General and administrative                                           8.312          7.776         8.262       5.260        29.610
  % of Revenues                                                        26%            25%           28%         20%           25%
Restructuring Charges                                                    -              -             -       0.418         0.418
  % of Revenues                                                         0%             0%            0%          0%            0%
Depreciation and amortization                                       22.179         22.335        22.597      15.698        82.809
  % of Revenues                                                        68%            71%           78%         59%           69%
Impairment of goodwill                                                   -              -        98.056      36.933       134.989
  % of Revenues                                                         0%             0%          338%        138%          112%
                                                              ---------------------------------------------------------------------
Total operating expenses                                            75.123         73.245       174.600     100.905       423.873
  % of Revenues                                                       231%           231%          601%        376%          353%

                                                              ---------------------------------------------------------------------
Pro forma loss from operations                                     (42.654)       (41.578)     (145.564)    (74.078)     (303.874)

Interest income, net                                                 2.679          2.291         2.130       1.712         8.812
Other income/(expense), net                                          0.161         (0.038)        0.400       0.072         0.595
Writedown of investments                                                           (8.079)       (8.900)     (0.517)      (17.496)
Gain on sale of assets                                                   -              -             -           -             -
Loss from unconsolidated joint venture                                   -              -        (0.115)     (0.307)       (0.422)
Minority interest                                                        -              -             -           -             -
                                                              ---------------------------------------------------------------------
Pro forma net loss from continuing operations                      (39.814)       (47.404)     (152.049)    (73.118)     (312.385)
Discontinued operations                                             (3.602)        (9.251)        0.409      (0.195)      (12.639)
                                                              ---------------------------------------------------------------------
Pro forma net loss                                               $ (43.416)     $ (56.655)    $(151.640)   $(73.313)    $(325.024)

Pro forma net loss per share from continuing operations          $   (0.73)     $   (0.87)    $   (2.79)   $  (1.34)    $   (5.72)

Pro forma net loss per share                                     $   (0.80)     $   (1.04)    $   (2.78)   $  (1.34)    $   (5.95)
 Shares out                                                           54.5           54.5          54.5        54.6          54.6

Additional Financial Information
Revenue from barter                                                  0.808          0.903         0.965       0.900         3.576
  % of Revenues                                                         2%             3%            3%          3%            3%
Sales and marketing related to NBC/Hearst                            3.292          2.815         0.640       0.640         7.387
Pro forma EBITDA                                                   (20.475)       (19.243)      (24.911)    (21.447)      (86.076)
Pro forma EBITDA - excluding NBC/Hearst                            (17.183)       (16.428)      (24.271)    (20.807)      (78.689)

Balance Sheet and Other Highlights
 Cash & Restricted Cash (in millions)                               161.20         131.70        109.34       88.35         88.35
Average monthly pageview (in 000)*                                     149            166           204         214
Member & Member equivalents (mill)*                                  4.942          5.287         5.738       5.998

                                                                 Mar-01       Jun-01        Sep-01      Dec-01        FY 01

 Revenue                                                       $ 18.994     $ 15.226      $ 18.066    $ 17.953      $70.239
Growth q-q                                                         -29%         -20%           19%      -0.63%
Growth Y/y                                                         -42%         -52%          -38%        -33%         -41%


Editorial, product development & technology                      16.956       12.764         8.171       7.040       44.931
  % of Revenues                                                     89%          84%           45%         39%          64%
Sales and marketing                                              16.068       13.311         8.008       8.265       45.652
  % of Revenues                                                     85%          87%           44%         46%          65%
General and administrative                                        3.624        6.500         3.642       3.612       17.378
  % of Revenues                                                     19%          43%           20%         20%          25%
Restructuring Charges                                             0.643        3.640             -       2.013        6.296
  % of Revenues                                                      3%          24%            0%         11%           0%
Depreciation and amortization                                     8.409        8.852         7.092       6.998       31.351
  % of Revenues                                                     44%          58%           39%         39%          45%
Impairment of goodwill                                                -            -             -           -            -
  % of Revenues                                                      0%           0%            0%          0%           0%
                                                              --------------------------------------------------------------
Total operating expenses                                         45.700       45.067        26.913      27.928      145.608
  % of Revenues                                                    241%         296%          149%        156%         207%

                                                              --------------------------------------------------------------
Pro forma loss from operations                                  (26.706)     (29.841)       (8.847)     (9.975)     (75.369)

Interest income, net                                              1.226        0.710         0.620       0.244        2.800
Other income/(expense), net                                       0.087       (0.895)       (0.147)      0.017       (0.938)
Writedown of investments                                         (0.104)           -             -           -       (0.104)
Gain on sale of assets                                                -            -         0.385           -        0.385
Loss from unconsolidated joint venture                           (0.127)           -             -           -       (0.127)
Minority interest                                                (0.021)       0.130        (0.052)     (0.050)       0.007
                                                              --------------------------------------------------------------
Pro forma net loss from continuing operations                   (25.645)     (29.896)       (8.041)     (9.764)     (73.346)
Discontinued operations                                               -            -             -           -            -
                                                              --------------------------------------------------------------
Pro forma net loss                                             $(25.645)    $(29.896)     $ (8.041)    $(9.764)   $ (73.346)

Pro forma net loss per share from continuing operations        $  (0.47)    $  (0.55)     $  (0.15)    $ (0.18)   $   (1.35)

Pro forma net loss per share                                   $  (0.47)    $  (0.55)     $  (0.15)    $ (0.18)   $   (1.35)
 Shares out                                                        54.5         54.5          54.5        53.4         54.2

Additional Financial Information
Revenue from barter                                               0.535        0.799         0.435       1.045        2.814
  % of Revenues                                                      3%           5%            2%          6%           4%
Sales and marketing related to NBC/Hearst                         0.640        2.140         1.591       1.596        5.967
Pro forma EBITDA                                                (18.297)     (20.989)       (1.755)     (2.977)     (44.018)
Pro forma EBITDA - excluding NBC/Hearst                         (17.657)     (18.849)       (0.164)     (1.381)     (38.051)

Balance Sheet and Other Highlights
 Cash & Restricted Cash (in millions)                             66.42        62.88         43.67       38.31        38.31
Average monthly pageview (in 000)*                                  241          252           343
Member & Member equivalents (mill)*                               6.638        7.024         9.207

* Unaudited data
                         iVillage Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets

                                 (in thousands)

                                                                     December 31,        December 31,
                                                                         2001                2000
                                                                   -----------------   -----------------
                     ASSETS:

Current assets:
Cash and cash equivalents                                           $        29,831     $        48,963
Accounts receivable, net                                                      6,722               7,864
Other current assets                                                         13,668               9,700
                                                                      --------------     ---------------
     Total current assets                                                    50,221              66,527

Restricted cash                                                               8,474               9,250
Fixed assets, net                                                            21,465              20,057
Goodwill and intangible assets, net                                          51,903              36,432
Other assets                                                                    324                 137
Non-current assets of discontinued operations                                     -                  56
                                                                   -----------------   -----------------
      Total assets                                                  $       132,387     $       132,459
                                                                   =================   =================

          LIABILITIES and STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable and accrued expenses                               $        16,070     $        18,695
Deferred revenue                                                              2,734               6,337
Deferred rent                                                                   348                 361
    Net current liabilities of discontinued operations                          103                 882
                                                                   -----------------   -----------------
      Total current liabilities                                              19,255              26,275

Deferred rent, net of current portion                                         4,273               4,818
                                                                   -----------------   -----------------
      Total liabilities                                                      23,528              31,093

Minority interest                                                               102                   -

Commitments and contingencies

Stockholders' equity                                                        108,757             101,366
                                                                   -----------------   -----------------
Total liabilities and stockholders' equity                          $       132,387     $       132,459
                                                                   =================   =================